Exhibit 99.3

Ease of use of a two-strip dry powder inhaler (DPI) to deliver fluticasone furoate/vilanterol (FF/VI) and FF alone in asthma

Poster No. P701

Svedsater H(1), Jacques L(2), Goldfrad C(3), Bleecker ER(4), O’Byrne PM(5), Woodcock A(6)

(1)Global Health Outcomes, GlaxoSmithKline, Stockley Park, UK; (2)Respiratory Medicines Development Centre, GlaxoSmithKline, Uxbridge, UK; (3)Quantitative Sciences Division, GlaxoSmithKline, Uxbridge, UK; (4)Center for Genomics and Personalized Medicine, Wake Forest School of Medicine, Winston-Salem, NC, USA; (5)Michael G DeGroote School of Medicine, McMaster University, Hamilton, Canada; (6) Institute of Inflammation and Repair, University of Manchester, Manchester, UK

INTRODUCTION

•                  Difficulty in inhaler use, and incorrect use, are associated with two types of poor adherence to prescribed asthma treatment(1),(2)

•                  intentional non-adherence: the patient chooses not to take the medication

•                  non-intentional (unconscious) non-adherence: the patient does not receive the prescribed dose of medication because of incorrect inhaler use.

•                  The ELLIPTA™ DPI is a handheld inhaler with built-in dose counter, approved for the delivery of fluticasone furoate (FF) alone and in combination with vilanterol (VI), and in development for other new inhaled therapies

•                  US approval granted for FF/VI treatment of COPD on 10 May 2013.

OBJECTIVES

•                  To assess the perception of the ease of use of the ELLIPTA DPI among patients with asthma participating in randomised clinical trials.

•                  To assess participating patients’ competence in the use of the ELLIPTA DPI, as judged by trial investigators.

METHODS

•                  All participants completed one of the following studies of FF/VI or FF dosed once daily via the ELLIPTA DPI (Figure 1).

Figure 1. The ELLIPTA DPI

ELLIPTA™ is a trade mark of the GlaxoSmithKline group of companies

•                  Clinical studies from which participants (Table 1) were recruited

•                  HZA106827 (NCT01165138), a 12-week study of FF/VI 100/25mcg, FF 100mcg and placebo

•                  FFA114496 (NCT01431950), a 24-week study of FF 100mcg and FF 200mcg

•                  FFA115283 (NCT01436071), a 12-week study of FF 50mcg and placebo.

Table 1. Participant demographics and lung function characteristics

	HZA106827 (N=609)	FFA114496 (N=219)	FFA115283 (N=222)
Age, years	39.7 (16.6)	46.4 (15.4)	35.2 (15.1)
Female sex, n (%)	353 (58)	148 (68)	133 (60)
Duration of asthma, years	12.1 (11.4)	20.5 (15.5)	16.6 (12.0)
Pre-bronchodilator FEV1, L	2.23 (0.60)	1.97 (0.58)	2.49 (0.69)
% predicted FEV1, L	67.59 (11.22)	65.32 (12.33)	76.02 (11.37)
% FEV1 reversibility to salbutamol	28.7 (18.3)	32.3 (18.5)	24.5 (10.1)

Data for intent-to-treat population. All data are mean (SD) unless otherwise stated

Lung function data were recorded at the screening visit

FEV1, forced expiratory volume in one second

Inhaler user assessment

•                  Trial investigators assessed patients’ competence in the usage of the ELLIPTA DPI at baseline, and again at Week 2 and Week 4 of the treatment period.

•                  Patients who did not use the DPI correctly were provided with additional instruction in its use.

RESULTS

Ease of use questionnaire (Table 3)

•                  Across the three trials, 94% of patients reported the ELLIPTA DPI to be easy or very easy to use.

•                  96% reported that it was easy or very easy to tell how many doses of medication were left in the inhaler using the ELLIPTA DPI’s built-in dose counter.

Table 3. Ease of use questionnaire results

	HZA106827	FFA114496	FFA115283	Total
n	570	213	206	989

How do you rate the ease of use of the inhaler?

Very easy	362 (64)	146 (69)	132 (64)	640 (65)
Easy	157 (28)	64 (30)	68 (33)	289 (29)
Neutral	43 (8)	3 (1)	4 (2)	50 (5)
Difficult	7 (1)	0	2 (<1)	9 (1)
Very difficult	1 (<1)	0	0	1 (<1)

How easily are you able to tell how many doses of medication are left in the inhaler?

Very easy	419 (74)	169 (79)	144 (70)	732 (74)
Easy	126 (22)	42 (20)	51 (25)	219 (22)
Neutral	22 (4)	2 (<1)	8 (4)	32 (3)
Difficult	3 (<1)	0	1 (<1)	4 (1)
Very difficult	0	0	2 (<1)	2 (<1)

All data are n (%)

Inhaler use assessment (Table 4)

•            95% of patients used the ELLIPTA DPI correctly as adjudicated by the investigator after a single demonstration of correct usage at the baseline (Week 0) visit.

•            >99% of patients used the DPI correctly at Week 2 and at Week 4.

REFERENCES

(1)          Horne R. Prim Care Respir J 2011;20:118–9.

(2)          Cochrane GM, et al. Respir Med 1999;93:763–9.

ACKNOWLEDGEMENTS

•               The presenting author, Henrik Svedsater, declares the following real or perceived conflicts of interest during the last 3 years in relation to this presentation: is an employee of and holds stock in GlaxoSmithKline.

•               This study was funded by GlaxoSmithKline (HO-11-762).

•               Editorial support (in the form of writing assistance, assembling tables and figures, collating author comments, grammatical editing and referencing) was provided by Ian Grieve, PhD at Gardiner-Caldwell Communications (Macclesfield, UK) and was funded by GlaxoSmithKline.

Table 4. Inhaler use assessment results

	HZA106827	FFA114496	FFA115283	Total

Week 0*
n	609	218	222	1049
Patient used inhaler correctly	578 (95)	206 (94)	216 (97)	1000 (95)
One further instruction required	22 (4)	11 (5)	5 (2)	38 (4)
Two further instructions required	8 (1)	1 (<1)	1 (<1)	10 (1)
>2 further instructions required	1 (<1)	0	0	1 (<1)
Week 2
n	593	215	216	1024
Patient used inhaler correctly	593 (100)	211 (98)	216 (100)	1020 (>99)
One further instruction required	0	3 (1)	0	3 (<1)
Two further instructions required	0	1 (<1)	0	1 (<1)
>2 further instructions required	0	0	0	0
Week 4
n	569	213	206	988
Patient used inhaler correctly	569 (100)	210 (99)	205 (>99)	984 (>99)
One further instruction required	0	3 (1)	1 (<1)	4 (<1)
Two further instructions required	0	0	0	0
>2 further instructions required	0	0	0	0

*After one demonstration of correct usage at the baseline clinic visit

CONCLUSIONS

•        Patients with asthma participating in clinical trials using the ELLIPTA DPI found the inhaler to be easy to use, and its dose counter to be intuitive and clearly readable.

•   Few instances of incorrect use of the DPI were reported.

•   The findings reported here suggest that the ELLIPTA DPI is perceived positively and used correctly by patients with asthma.

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Presented at the European Respiratory Society Annual Congress, Barcelona, Spain, 7–11 September 2013